UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2013

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E Pikes Peak Ave, Suite 200, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On November 11, 2013, the Compensation Committee of Century Casinos, Inc. approved a resolution to amend the Company’s employment agreements with Co CEOs Erwin Haitzmann and Peter Hoetzinger. The amended employment agreements will increase each Co CEO’s annual salary by EUR 150,000 beginning in November 2013.

In connection with the increase in the Co CEOs’ salaries, the Company’s Compensation Committee also approved a resolution to amend the Co CEOs’ employment agreements with the Company to require both Co CEOs to use 25% of the after-tax salary increase to purchase Company stock. The timing of any stock purchases will be at the sole discretion of each Co CEO. The intent of the stock purchase requirement is that the Co CEOs will make stock purchases every calendar year beginning in 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: November 15, 2013	By : /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer